EXHIBIT 99.1

Contact: Janine Orf Phone: 314-214-7000 E-mail: jorf@talx.com
NEWS RELEASE
TALX REPORTS 35% GROWTH IN FOURTH-QUARTER DILUTED
EARNINGS PER SHARE FROM CONTINUING OPERATIONS, TO $0.35,
EXCLUDING ONE-TIME MERGER-RELATED EXPENSES OF $0.06 PER SHARE
ST. LOUIS, MO (May 9, 2007) — TALX Corporation (NASDAQ: TALX) today reported that fiscal fourth-quarter diluted earnings per share from continuing operations increased 35 percent to $0.35, excluding expenses of $1.7 million (or $0.06 per share) related to the previously announced merger with Equifax, Inc., compared to $0.26 per diluted share a year ago. Including the $0.06 per share merger-related expenses, diluted earnings per share from continuing operations for the 2007 fiscal fourth quarter were $0.29. Additionally, the 2007 fourth-quarter results included share-based compensation expense of $0.02. The 2006 fourth quarter was not impacted by Statement of Financial Accounting Standards No. 123r (SFAS 123r), “Share-based Payment.” The improvement in earnings from continuing operations to $11.3 million, excluding the merger-related expenses discussed above, from $9.0 million reflected strong performance in The Work Number® services and tax management services, as well as contributions from the talent management services business acquired early in fiscal 2007. Results also benefited from the company’s ongoing emphasis on cost control, as demonstrated by the rate of increase in gross profit outpacing the year-over-year revenue increase. See attached “Supplemental Financial Information” for a reconciliation of differences from the comparable GAAP measures.
Fourth-quarter revenues increased 23 percent to $73.7 million from $60.0 million the year before. The Work Number services’ revenues rose 22 percent, and revenues for the tax management services business increased 9 percent from year-ago levels. The 2007 fourth quarter also benefited from $5.3 million in revenues from the company’s April 6, 2006, acquisition of Performance Assessment Network, Inc., or pan.
Gross profit for the fourth quarter expanded 26 percent to $46.9 million from $37.3 million. Gross margin improved 150 basis points to 63.7 percent from 62.2 percent the year before, despite the impact of expenses related to share-based compensation, which negatively affected gross margin by 26 basis points in the 2007 fourth quarter. Gross profit for The Work Number services increased 23 percent to $24.6 million from $20.1 million. Gross profit for the tax management services business rose 19 percent to $20.1 million from $16.9 million, and gross profit for talent management services was $2.1 million.
Revenues for the full year increased 30 percent to $270.6 million from $207.4 million the year before. Earnings from continuing operations for the period were $35.5 million, or $1.08 per diluted share, excluding expenses of $1.7 million (or $0.05 per share) related to the previously announced merger with Equifax. Including the $0.05 per share merger-related expenses, diluted earnings per share from continuing operations were $1.03. Fiscal 2007 results include share-based compensation expense of $0.09. In the year-ago period, earnings from continuing operations were $30.0 million, or $0.89 per diluted share. Fiscal 2006 was not impacted by SFAS 123r.
William W. Canfield, president and chief executive officer, commented, “We achieved record revenues across all our business units for both the fourth quarter and full year, as we continued to provide clients with electronic, easy-to-use solutions to simplify HR and payroll processes. In The Work Number, record revenues resulted from increased transactions and from the seasonal effect of our electronic W-2 business. In addition, we are set to roll out our new One Stop Verifications Service to additional verifiers, based on the positive results that we have experienced in the pilot. Our clients’ feedback has confirmed the value of their seamlessly obtaining verification information through us as their trusted verification partner even when the applicant’s information isn’t currently in The Work Number database.
“In our unemployment tax management services segment, as a result of continued emphasis on streamlining our operations, together with a 6 percent organic revenue gain this quarter, we achieved a 370 basis point improvement in gross margin compared to a year ago. In our tax credits and incentives business, we benefited this quarter from additional revenues related to the reinstated Welfare to Work and Work Opportunity tax credits. These higher revenues drove the 880 basis point improvement in gross margin in this segment compared to a year ago.
“In our talent management services segment, revenues related to the contract with the U.S. Department of Homeland Security rebounded, as the Transportation Security Administration ramped up hiring activity by the end of the quarter.”
L. Keith Graves, chief financial officer and president of tax management services, pointed out, “Along with record operating income of $22.2 million in our fiscal fourth quarter, TALX achieved record cash flow from operations for fiscal year 2007 of $69.0 million — 75 percent higher than fiscal 2006. Our strong cash flow from operations in fiscal 2007 allowed us to increase capital spending to $23.4 million, repurchase $32.0 million of TALX common stock, and pay down debt by $25.8 million. Additionally, we increased our dividend payments by more than 50 percent compared to fiscal year 2006.”
The company’s effective income tax rate was higher in the fiscal fourth quarter compared to a year ago, primarily as a result of the merger-related expenses and, to a lesser extent, the implementation of SFAS 123r. Merger-related expenses were not tax deductible, causing a higher effective income tax rate in fiscal 2007. Additionally, the corresponding income tax benefit of certain elements of share-based compensation can be recognized only if, and to the extent that, certain future events occur.
The total number of employment records on The Work Number services database increased 14 percent to 147.0 million at March 31, 2007, from 129.0 million a year ago. The company added 4.2 million employment records during the quarter. Total employment records under contract, including those in the contract backlog to be added to the database, increased 24.2 million, or 18 percent, to 160.5 million at March 31, 2007, from 136.3 million a year earlier. Of the 147.0 million records on the database at March 31, 2007, 27 percent represented current employees, while the remainder represented former employees.
As previously announced, Equifax (NYSE: EFX) and TALX have announced that Equifax will acquire TALX in a stock and cash transaction valued at approximately $1.4 billion, including the assumption of debt. A special shareholders’ meeting has been set for May 15, 2007, at 2:00 p.m. St. Louis time at the Ritz-Carlton of St. Louis, to consider and vote upon the Agreement and Plan of Merger dated February 14, 2007, by and among TALX, Equifax Inc. and Chipper Corporation.
A conference call to discuss the company’s fiscal 2007 fourth-quarter performance is scheduled for Thursday, May 10, at 9:00 a.m. Central Time. To participate in this call, dial (800) 288 -8960. A slide presentation will accompany the call on the Web at www.talx.com/2007. Other information of investor interest can be found at www.talx.com/investor, and the company’s corporate governance website is located at www.talx.com/governance. A digitized replay of the call will be available beginning on Friday, May 11. The replay number is (800) 475-6701 and the access code is 871200.

Statements in this news release expressing or indicating the beliefs and expectations of management regarding future performance are forward-looking statements including, without limitation, favorable operating trends, and any other plans, objectives, expectations and intentions contained in this release that are not historical facts. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These risks and uncertainties include, without limitation, the preliminary nature of our estimates, which are subject to change as we collect additional information and they are reviewed internally and by our external auditors, as well as the risks detailed in the company’s Form 10-K for the fiscal year ended March 31, 2006, in “Part I — Item 1A. — Risk Factors” and in the company’s Form 10-Q for the quarter ended June 30, 2006, in “Part II. Other Information — Item 1A. Risk Factors,” as well as (1) the failure to obtain approval of the Equifax merger by our shareholders; (2) actions that may be taken by the competitors, customers, suppliers or shareholders of Equifax or TALX that may cause the merger to be delayed or not completed; (3) the risk that our revenues from The Work Number may fluctuate in response to changes in certain economic conditions such as interest rates and employment trends; (4) risks associated with our ability to prevent breaches of confidentiality or inappropriate use of data as we perform large-scale processing of verifications; (5) risks associated with our ability to maintain the accuracy, privacy and confidentiality of our clients’ employee data; (6) risks related to our ability to increase the size and range of applications for The Work Number database and to successfully market current and future services and related to our dependence on third party providers to do so; (7) proceedings by Federal and state regulators related to our business, including the inquiry by the Federal Trade Commission related to our acquisitions in the unemployment compensation and Work Number businesses; (8) the risk of interruption of our computer network and telephone operations, including potential slow-down or loss of business as potential clients review our operations; (9) risks associated with potential challenges regarding the applicability of the Fair Credit Reporting Act or similar law; (10) risks relating to the dependence of the market for The Work Number on mortgage documentation requirements in the secondary market and the risk that our revenues and profitability would be significantly harmed if those requirements were relaxed or eliminated; (11) risks related to the applicability of any new privacy legislation or interpretation of existing laws; (12) the risk that our revenues from unemployment tax management services may fluctuate in response to changes in economic conditions; (13) risks related to changes in tax laws, including the potential for nonrenewal or elimination of the work opportunity, or WOTC, and welfare to work, or WtW, tax credits; (14) the risk to our future growth due to our dependence on our ability to effectively integrate acquired companies and capitalize on cross-selling opportunities; and (15) risks relating to doing business with the federal government following our April 2006 acquisition of pan. These risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from those expressed or implied by our forward-looking statements. We do not undertake any obligation or plan to update these forward-looking statements, even though our situation may change.
TALX Corporation, based in St. Louis, Missouri, is a leading provider of human resource and payroll-related services and holds a leadership position in automated employment and income verification as well as unemployment tax management. TALX provides 9,000 clients, including three-fourths of Fortune 500 companies, with Web-based services focused in three employment-related areas: hiring, pay reporting, and compliance. Hiring services include assessments and talent management, paperless new hires, and tax credits and incentives. Pay reporting services include electronic time tracking, paperless pay, and W-2 management. Compliance services include employment and income verifications through The Work Number, unemployment tax management, and I-9 management. The company’s common stock trades in The NASDAQ Global Select Market under the symbol TALX. For more information about TALX Corporation, call 314-214-7000 or access the company’s Web site at www.talx.com.

Additional Information and Where to Find It
     In connection with the proposed transaction, Equifax has filed a registration statement on Form S-4 (Registration No. 333-141389) containing a proxy statement/prospectus of Equifax and TALX with the SEC, which was declared effective April 9, 2007. Equifax and TALX shareholders are encouraged to read the registration statement and any other relevant documents filed with the SEC, including the proxy statement/prospectus, because they contain important information about Equifax, TALX, and the proposed transaction. The final proxy statement/prospectus has been mailed to shareholders of TALX. Investors and security holders are able to obtain free copies of the registration statement and proxy statement/prospectus (when available) as well as other filed documents containing information about Equifax and TALX, without charge, at the SEC’s web site (http://www.sec.gov). Free copies of Equifax’s SEC filings are also available on Equifax’s website (www.equifax.com) and free copies of TALX’s SEC filings are also available on TALX’s website (www.talx.com). Free copies of Equifax’s filings also may be obtained by directing a request to Equifax, Investor Relations, by phone to (404) 885-8000, in writing to Jeff Dodge, Vice President—Investor Relations, or by email to investor@equifax.com. Free copies of TALX’s filings may be obtained by directing a request to TALX Investor Relations, by phone to (314) 214-7252, in writing to Janine A. Orf, Director of Finance, or by email to jorf@talx.com.
     This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.
Participants in the Solicitation
     Equifax, TALX and their respective directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from TALX’s shareholders with respect to the proposed transaction. Information regarding the directors and executive officers of Equifax is included in its definitive proxy statement for its 2006 Annual Meeting of Shareholders filed with the SEC on April 12, 2006. Information regarding the directors and officers of TALX is included in the definitive proxy statement for TALX’s 2006 Annual Meeting of Shareholders filed with the SEC on July 24, 2006 and in TALX’s Current Report on Form 8-K dated April 13, 2007. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, are set forth in the registration statement and proxy statement/prospectus and other materials filed with the SEC in connection with the proposed transaction.
— tables attached —

TALX Corporation and Subsidiaries
Supplemental Financial Information
The company sometimes uses information derived from consolidated financial information but not presented in the financial statements prepared in accordance with generally accepted accounting principles (“GAAP”). Specifically, in this release, the company has used non-GAAP financial measures to eliminate the effect on earnings from continuing operations and diluted earnings per share of expenses of $1.7 million associated with our previously announced merger with Equifax, Inc.
Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. We use these non-GAAP measures internally to evaluate the performance of the business, including allocation of assets and resources, planning, comparison of financial performance between historical periods and evaluation and compensation of management and staff. We believe that the presentation of these non-GAAP financial measures provides useful information to investors because these measures exclude elements that we do not consider to be indicative of earnings from our ongoing operating activities and allow for an equivalent comparison to prior-period results.
Reconciliation of the Fiscal 2007 Adjusted Earnings from Continuing Operations to GAAP Earnings from Continuing Operations:

	3 Months	Year
	Ended	Ended
	3/31/07	3/31/07
Adjusted earnings from continuing operations	$11.3 million	$35.5 million
Less: merger-related expenses	1.7 million	1.7 million

GAAP earnings from continuing operations	$9.6 million	$33.8 million

Reconciliation of the Fiscal 2007 Adjusted Diluted Earnings Per Share to GAAP Diluted Earnings Per Share:

Adjusted diluted EPS from continuing operations	$0.35	$1.08
Less: merger-related expenses	0.06	0.05

GAAP diluted EPS from continuing operations	$0.29	$1.03

TALX Corporation and Subsidiaries
Consolidated Statements of Earnings
(dollars in thousands, except per share information)
(unaudited)

	Three Months Ended		Year Ended
	March 31,		March 31,
	2007	2006	2007	2006
Revenues:
The Work Number services	$33,066	$27,125	$110,292	$91,331
Tax management services	35,353	32,474	135,430	114,420
Talent management services	5,267	—	23,649	—
Maintenance and support	—	358	1,187	1,676

Total revenues	73,686	59,957	270,558	207,427

Cost of revenues:
The Work Number services	8,427	7,052	23,349	21,339
Tax management services	15,218	15,543	62,674	55,289
Talent management services	3,138	—	12,781	—
Maintenance and support	—	65	50	352

Total cost of revenues	26,783	22,660	98,854	76,980

Gross profit	46,903	37,297	171,704	130,447

Operating expenses:
Selling and marketing	11,210	8,310	44,466	32,700
General and administrative	13,480	11,410	54,278	42,658

Total operating expenses	24,690	19,720	98,744	75,358

Operating income	22,213	17,577	72,960	55,089

Other income(expense), net:
Interest income	245	215	849	693
Interest expense	(3,326)	(1,885)	(13,756)	(5,165)
Merger-related expenses	(1,718)	—	(1,718)	—
Other, net	34	—	58	(5)

Total other income (expense), net	(4,765)	(1,670)	(14,567)	(4,477)

Earnings from continuing operations before income tax expense	17,448	15,907	58,393	50,612
Income tax expense	7,838	6,930	24,587	20,637

Earnings from continuing operations	9,610	8,977	33,806	29,975
Discontinued operations, net of income taxes:
Earnings from discontinued operations, net	—	(1)	—	(1)
Gain on disposal of discontinued operations, net	—	66	—	516

Earnings from discontinued operations	—	65	—	515

Net earnings	$9,610	$9,042	$33,806	$30,490

Basic earnings per share:
Continuing operations	$0.31	$0.28	$1.07	$0.94
Discontinued operations	—	—	—	0.02

Net earnings	$0.31	$0.28	$1.07	$0.96

Diluted earnings per share:
Continuing operations	$0.29	$0.26	$1.03	$0.89
Discontinued operations	—	—	—	0.01

Net earnings	$0.29	$0.26	$1.03	$0.90

Weighted average number of shares outstanding (basic)	31,232,096	31,992,969	31,521,623	31,775,969
Weighted average number of shares outstanding (diluted)	32,788,370	34,236,268	32,888,706	33,828,651

TALX Corporation and Subsidiaries
Consolidated Balance Sheets
(dollars in thousands, except share information)

	March 31, 2007	March 31, 2006
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$13,807	$5,705
Short-term investments	—	5,850
Accounts receivable, less allowance for doubtful accounts of $2,741 at March 31, 2007, and $3,731 at March 31, 2006	33,710	31,527
Unbilled receivables	6,199	5,911
Prepaid expenses and other current assets	8,823	6,576
Deferred tax assets, net	3,750	2,580

Total current assets	66,289	58,149
Property and equipment, net of accumulated depreciation of $33,763 at March 31, 2007, and $25,227 at March 31, 2006	25,399	16,037
Capitalized software development costs, net of amortization of $8,580 at March 31, 2007, and $6,329 at March 31, 2006	7,731	4,059
Goodwill	226,647	190,232
Other intangibles, net	127,998	77,434
Other assets	2,353	1,634

	$456,417	$347,545

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$2,353	$2,257
Accrued expenses and other liabilities	24,522	19,219
Dividends payable	1,573	1,289
Deferred revenue	6,030	5,859

Total current liabilities	34,478	28,624
Deferred tax liabilities, net	45,192	17,634
Long-term debt	176,577	110,802
Other liabilities	4,858	4,187

Total liabilities	261,105	161,247

Commitments and contingencies
Shareholders’ equity:
Preferred stock, $.01 par value; authorized 5,000,000 shares and no shares issued or outstanding at March 31, 2007 or 2006	—	—
Common stock, $.01 par value per share; authorized 75,000,000 shares at March 31, 2007 and 2006; issued 32,414,950 shares at March 31, 2007, and 32,225,321 shares at March 31, 2006	324	322
Additional paid-in capital	176,254	177,463
Deferred compensation	—	(5,076)
Retained earnings	32,492	13,467
Accumulated other comprehensive income:
Unrealized gain on interest rate swap contract, net of tax expense of $19 at March 31, 2007, and $80 at March 31, 2006	28	122
Treasury stock, at cost, 599,146 shares at March 31, 2007	(13,786)	—

Total shareholders’ equity	195,312	186,298

	$456,417	$347,545

TALX Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(dollars in thousands)
(unaudited)

	Year Ended March 31,
	2007	2006

Cash flows from operating activities:
Net earnings	$33,806	$30,490
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	20,059	13,242
Share-based compensation	3,545	399
Deferred taxes	4,959	3,235
Gain on swap agreement	—	(59)
Change in assets and liabilities, excluding those acquired:
Accounts receivable, net	3,668	(7,780)
Unbilled receivables	(288)	(1,799)
Prepaid expenses and other current assets	(2,051)	(1,149)
Other assets	(239)	(702)
Accounts payable	(417)	22
Accrued expenses and other liabilities	3,430	5,992
Deferred revenue	(141)	(2,774)
Other liabilities	2,671	253

Net cash provided by operating activities	69,002	39,370

Cash flows from investing activities:
Additions to property and equipment, net	(18,102)	(10,471)
Acquisitions, net of cash acquired	(80,139)	(87,079)
Purchases of short-term investments	—	(5,120)
Proceeds from sale of short-term investments	5,850	6,885
Capitalized software development costs	(5,314)	(2,408)

Net cash used in investing activities	(97,705)	(98,193)

Cash flows from financing activities:
Issuance of common stock	6,230	4,923
Tax benefit on exercise of stock options	3,509	—
Repurchase of common stock	(31,973)	(1,287)
Borrowings under long-term debt agreements	164,760	138,802
Repayments under long-term debt agreements	(100,005)	(85,500)
Dividends paid	(5,716)	(3,809)

Net cash provided by financing activities	36,805	53,129

Net increase (decrease) in cash and cash equivalents	8,102	(5,694)
Cash and cash equivalents at beginning of period	5,705	11,399

Cash and cash equivalents at end of period	$13,807	$5,705

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